UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 18, 2011
(Date of earliest event reported)
U.S. BANCORP
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-6880 (Commission file number)	41-0255900 (IRS Employer Identification No.)
800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)
(651) 466-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Matters.
On March 18, 2011, U.S. Bancorp announced that the board of directors had approved an increase in the dividend rate on U.S. Bancorp common stock to $0.50 on an annualized basis, or $0.125 on a quarterly basis. The quarterly common stock dividend of $0.125 per common share is payable on April 15, 2011, to shareholders of record at the close of business on March 31, 2011. U.S. Bancorp also announced that the board of directors had approved an authorization to repurchase up to 50 million shares of its outstanding common stock. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press release dated March 18, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP
By:	/s/ Laura F. Bednarski
Laura F. Bednarski
Senior Vice President, Associate General Counsel and Assistant Corporate Secretary

Date: March 18, 2011

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated March 18, 2011

4